UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 5, 2020

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	IMH	NYSE American
Preferred Stock Purchase Rights	IMH	NYSE American

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2020, Impac Mortgage Holdings, Inc. (the “Company”) named Tiffany Entsminger as Chief Operating Officer (COO). Ms. Entsminger, age 38, previously served as Chief Risk Officer and Head of Operations from 2019 until prior to appointment as COO, and has held previous roles with the Company since 2018. Ms. Entsminger has more than 19 years of experience in financial services, specializing in operational and credit risk. She previously held a number of operational and risk management leadership roles, including SVP, Direct Operations for loanDepot.com, LLC. During her time with the national lender, from 2014 to 2018, she oversaw underwriting, closing and funding, quality control, and collateral valuations. Prior to that, Ms. Entsminger held a risk management position with Nationstar Mortgage. In addition to her mortgage expertise, Ms. Entsminger is a licensed attorney.

In connection with her appointment, Ms. Entsminger’s base salary of $400,000 will remain the same and Ms. Entsminger will continue to be eligible to participate in the Company’s executive incentive plans and other compensatory plans available to all of the Company’s executive officers. On February 12, 2020, Ms. Entsminger received a grant of 7,020 restricted stock units which vest in equal annual installments over a three-year period beginning February 12, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: November 10, 2020

	By:	/s/ Paul D. Licon
	Name:	Paul D. Licon
	Title:	Chief Financial Officer